FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2020 RESULTS
•Occupancy of 97.7%; Cash Same Store NOI Grew 6.3%; Cash Rental Rates Were Up 11.0%
•Collected 98% of Second Quarter Monthly Rental Billings and 97% of July Billings To-Date
•2020 FFO Guidance Increased $0.02 at Midpoint to $1.80 Per Share/Unit Primarily Reflecting Portfolio Performance
•Increased Midpoint of Cash Same Store NOI Guidance Range 25 Basis Points to 3.75%
•Signed a Full Building Lease Ahead of Pro Forma for the 585,000 Square-Foot Nottingham Ridge Logistics Center Building A Development Forward in Baltimore
•Signed a Build-to-Suit Lease for First Nandina II Logistics Center, a 221,000 Square-Foot Development in the Inland Empire; $22.4 Million Expected Total Investment
•In 3Q20, Entered Into a Note and Guaranty Agreement for $300 Million of Long-Term Unsecured Notes in a Private Placement, Weighted Average Interest Rate of 2.81%
•In 3Q20, Entered Into a New Unsecured Term Loan Facility That Refinances Its $200 Million Unsecured Term Loan Facility Previously Scheduled to Mature January 2021

CHICAGO, July 22, 2020 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2020. Diluted net income available to common stockholders per share (EPS) was $0.28 compared to $0.31 a year ago.

First Industrial’s second quarter FFO was $0.46 per share/unit on a diluted basis, compared to $0.43 per share/unit a year ago.

“The First Industrial team and portfolio delivered outstanding results in the face of the very challenging operating environment arising from the COVID-19 crisis,” said Peter E. Baccile, First Industrial's president and chief executive officer. “Occupancy at quarter-end increased to 97.7% and our cash collections of monthly rental billings during the second quarter and July to-date were very strong.”

Tenant Rent Collections During COVID-19 Pandemic

As of July 22nd, the Company:
•Collected 98% of second quarter monthly rental billings.
•Collected 97% of July billings which is ahead of the pace experienced in the second quarter.

< more >

Portfolio Performance

•In service occupancy was 97.7% at the end of the second quarter of 2020, compared to 97.1% at the end of the first quarter of 2020, and 97.3% at the end of the second quarter of 2019.
•Tenant retention of square footage up for renewal was 88.7%.
•Same property cash basis net operating income before termination fees increased 6.3% reflecting increased rental rates on leasing, a decrease in free rent and contractual rent escalations, partially offset by an increase in bad debt expense and slightly lower average occupancy.
•Rental rates increased 11.0% on a cash basis and 32.4% on a straight-line basis; leasing costs were $2.48 per square foot.
•Cash rental rate change was 8.6% for the 83% of total 2020 rollovers signed through July 22nd.

Development and Value –Add Acquisition Activity

During the second quarter, the Company:
•Leased 100% of the 585,000 square-foot Nottingham Ridge Logistics Center Building A development forward in Baltimore; acquired in the first quarter, the total two-building project is now 93% occupied ahead of the 12-month budgeted lease-up.

In the third quarter to-date, the Company:
•Signed a build-to-suit lease for First Nandina II Logistics Center in the Inland Empire; a new 221,000 square-foot build-to-suit development; total estimated investment of $22.4 million.

Investment and Disposition Activities

In the second quarter, the Company:
•Acquired a 39,000 square-foot building and an adjacent 46,000 square-foot building in the East Bay market of Northern California for $17.8 million.
•Acquired a 9.7-acre covered land investment in the Inland Empire for $3.5 million.
•Sold three buildings totaling 211,000 square feet located in Detroit, Chicago and our last asset in Indianapolis for a total of $14.6 million.

In the third quarter to-date, the Company:
•Acquired a 6.6-acre site in Seattle for $6.1 million that is developable to 129,000 square feet.

Capital

During the second quarter, the Company:
•Paid off a $15.1 million mortgage loan with an interest rate of 6.5%.

In the third quarter to-date, the Company:
•On July 7, 2020, entered into a note and guaranty agreement to issue $300 million of fixed rate senior unsecured notes in a private placement offering with a weighted average rate of 2.81%. The notes are comprised of two tranches: $100 million with a 10-year term at an interest rate of 2.74% and $200 million with a 12-year term at an interest rate of 2.84%. The Company anticipates closing the offering on or about September 17, 2020.
•On July 15, 2020, entered into a new unsecured term loan facility that refinances its $200 million unsecured term loan facility previously scheduled to mature January 29, 2021. The new loan has an initial maturity date of July 15, 2021 and includes two one-year extensions at the Company’s option, subject to certain conditions. The new loan features interest-only payments and now bears an interest rate of LIBOR plus 150 basis points. The Company entered into new interest rate swap agreements that convert the new loan to a fixed interest rate of 2.49% beginning in February 2021.

< more >

“We further enhanced our liquidity position through the private placement offering and new unsecured term loan at attractive interest rates that additionally push out our maturities,” said Scott Musil, Chief Financial Officer.

Board of Directors

Bruce W. Duncan has retired as chairman of the Company’s board of directors given his new role as CEO of Cyrus One, Inc., a REIT in the data center sector. Matthew S. Dominski, who has served as a First Industrial director since 2010, has been appointed to the role of chairman of the board.

“We thank Bruce Duncan for his leadership and significant contributions to the growth and evolution of our company during his tenure as CEO and chairman of our board of directors and we wish him well in his new endeavor,” said Mr. Baccile. “Matt Dominski is our new chairman, bringing many years of real estate investing, operating and board experience to that role. We look forward to his continued counsel and leadership.”

Outlook for 2020

“We are increasing the midpoint of our FFO per share guidance by $0.02 from prior guidance driven primarily by the early lease up of our recently acquired 585,000 square-foot development forward in Baltimore and additional leasing revenue from a vacating tenant,” added Mr. Baccile. “Tenant activity in the sector has been ramping up along with improved economic activity when compared to the March and April timeframes. COVID-19 continues to impact many businesses in the near term, but accelerated e-commerce adoption is a positive demand driver for our sector long term.”

	Low End of	High End of
	Guidance for 2020	Guidance for 2020
	(Per share/unit)	(Per share/unit)
Net Income	$0.94	$1.02
Add: Real Estate Depreciation/Amortization	1.00	1.00
Less: Gain on Sale of Real Estate Through July 22, 2020	(0.18)	(0.18)

FFO (NAREIT Definition) (1)	$1.76	$1.84

(1) FFO before severance costs related to the closure of our Indianapolis office, retirement benefit expense for accelerated vesting of equity awards and gain related to the final settlement of an insurance claim for a damaged property remains unchanged at $1.76 to $1.84 per share/unit.

The following assumptions were used:

•Average quarter-end in service occupancy of 96.0% to 97.0%. This assumes Pier 1 Imports vacates September 1st.
•Same property NOI growth on a cash basis before termination fees of 3.25% to 4.25% for the full year, an increase of 25 basis points at the midpoint. This range assumes full year 2020 bad debt expense of $2.6 million, which includes approximately $0.8 million realized in the first half of 2020. This excludes any potential non-cash write-offs of deferred rent receivables related to tenants that are having financial difficulties.
•General and administrative expense of approximately $31.0 million to $32.0 million. This range excludes $1.2 million of severance costs related to the closure of our Indianapolis office and retirement benefit expense for accelerated vesting of equity awards.

<more>

•Guidance includes the incremental costs expected in 2020 related to the Company’s developments completed and under construction as of June 30, 2020 and the aforementioned future start of First Nandina II Logistics Center. In total, the Company expects to capitalize $0.04 per share of interest in 2020.
•Guidance reflects the $300 million private placement offering expected to close in the third quarter and the new $200 term loan facility which refinances the $200 million term loan facility previously scheduled to mature January 29, 2021.
•Guidance reflects the impact of the expected sale of the 618,000 square-foot building in Phoenix for $55 million in 3Q20.
•Other than the above, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales,
◦any future gain related to the final settlement of one insurance claim for a damaged property previously disclosed, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 23, 2020 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 3467422. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2020 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.0 million square feet of industrial space as of June 30, 2020. For more information, please visit us at www.firstindustrial.com.

<more>

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," “plan,” "intend," “anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2019, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:  Art Harmon
         Vice President, Investor Relations and Marketing
312-344-4320

<more>

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Statements of Operations and Other Data:
Total Revenues	$109,202	$104,095	$219,545	$208,636
Property Expenses	(28,051)	(27,379)	(57,132)	(57,547)
General and Administrative (a)	(8,234)	(6,782)	(17,485)	(13,584)
Depreciation of Corporate FF&E	(200)	(171)	(394)	(371)
Depreciation and Other Amortization of Real Estate	(32,032)	(29,603)	(62,769)	(59,458)
Total Expenses	(68,517)	(63,935)	(137,780)	(130,960)
Gain on Sale of Real Estate	9,076	1,097	23,069	889
Interest Expense	(12,285)	(12,332)	(25,089)	(25,099)
Amortization of Debt Issuance Costs	(784)	(794)	(1,572)	(1,625)
Income from Operations Before Equity in (Loss) Income of Joint Venture and Income Tax Provision	$36,692	$28,131	$78,173	$51,841
Equity in (Loss) Income of Joint Venture	(45)	15,516	(74)	16,360
Income Tax Provision	(221)	(2,934)	(144)	(3,148)
Net Income	$36,426	$40,713	$77,955	$65,053
Net Income Attributable to the Noncontrolling Interest	(757)	(913)	(1,652)	(1,450)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,669	$39,800	$76,303	$63,603
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,669	$39,800	$76,303	$63,603
Depreciation and Other Amortization of Real Estate	32,032	29,603	62,769	59,458
Noncontrolling Interest	757	913	1,652	1,450
Gain on Sale of Depreciable Real Estate	(9,076)	(1,097)	(23,069)	(889)
Gain on Sale of Real Estate from Joint Venture	—	(15,747)	—	(16,714)
Income Tax Provision - Gain on Sale of Real Estate from Joint Venture	—	2,877	—	3,095
Funds From Operations (NAREIT) ("FFO") (b)	$59,382	$56,349	$117,655	$110,003
Amortization of Stock Based Compensation	3,108	2,053	6,749	3,815
Amortization of Debt Discounts and Hedge Costs	104	25	208	50
Amortization of Debt Issuance Costs	784	794	1,572	1,625
Depreciation of Corporate FF&E	200	171	394	371
Non-incremental Building Improvements	(3,098)	(3,111)	(4,603)	(4,662)
Non-incremental Leasing Costs	(4,461)	(3,893)	(7,959)	(7,491)
Capitalized Interest	(1,900)	(1,376)	(3,458)	(2,320)
Capitalized Overhead	(998)	(825)	(2,718)	(1,619)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(2,364)	(3,182)	(5,535)	(6,257)
Adjusted Funds From Operations ("AFFO") (b)	$50,757	$47,005	$102,305	$93,515

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,669	$39,800	$76,303	$63,603
Interest Expense	12,285	12,332	25,089	25,099
Depreciation and Other Amortization of Real Estate	32,032	29,603	62,769	59,458
Severance and Retirement Benefit Expense (a)	—	—	1,204	—
Income Tax Provision	221	57	144	53
Income Tax Provision - Gain on Sale of Real Estate from Joint Venture	—	2,877	—	3,095
Noncontrolling Interest	757	913	1,652	1,450
Amortization of Debt Issuance Costs	784	794	1,572	1,625
Depreciation of Corporate FF&E	200	171	394	371
Gain on Sale of Real Estate	(9,076)	(1,097)	(23,069)	(889)
Gain on Sale of Real Estate from Joint Venture	—	(15,747)	—	(16,714)
Adjusted EBITDA (b)	$72,872	$69,703	$146,058	$137,151
General and Administrative (a)	8,234	6,782	16,281	13,584
FFO from Joint Venture	45	231	74	354
Net Operating Income ("NOI") (b)	$81,151	$76,716	$162,413	$151,089
Non-Same Store NOI	(8,239)	(5,950)	(16,920)	(10,362)
Same Store NOI Before Same Store Adjustments (b)	$72,912	$70,766	$145,493	$140,727
Straight-line Rent	(180)	(1,990)	(28)	(4,768)
Above (Below) Market Lease Amortization	(224)	(264)	(481)	(524)
Lease Termination Fees	(86)	(413)	(702)	(985)
Same Store NOI (Cash Basis without Termination Fees) (b)	$72,422	$68,099	$144,282	$134,450

Weighted Avg. Number of Shares/Units Outstanding - Basic	129,081	128,831	129,075	128,824
Weighted Avg. Number of Shares Outstanding - Basic	127,074	126,206	127,004	126,200

Weighted Avg. Number of Shares/Units Outstanding - Diluted	129,461	129,221	129,430	129,199
Weighted Avg. Number of Shares Outstanding - Diluted	127,266	126,489	127,189	126,472

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,669	$39,800	$76,303	$63,603
Less: Allocation to Participating Securities	(59)	(89)	(118)	(149)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$35,610	$39,711	$76,185	$63,454

Basic and Diluted Per Share	$0.28	$0.31	$0.60	$0.50

FFO (NAREIT) (b)	$59,382	$56,349	$117,655	$110,003
Less: Allocation to Participating Securities	(204)	(177)	(376)	(314)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$59,178	$56,172	$117,279	$109,689

Basic Per Share/Unit	$0.46	$0.44	$0.91	$0.85
Diluted Per Share/Unit	$0.46	$0.43	$0.91	$0.85

Common Dividends/Distributions Per Share/Unit	$0.25	$0.23	$0.50	$0.46

Balance Sheet Data (end of period):	June 30, 2020	December 31, 2019
Gross Real Estate Investment	$4,055,488	$3,830,209
Total Assets	3,651,884	3,518,828
Debt	1,629,010	1,483,565
Total Liabilities	1,855,211	1,720,565
Total Equity	$1,796,673	$1,798,263

a)	Six Months Ended June 30, 2020
General and Administrative per the Form 10-Q	$17,485
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$16,281
b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in a joint venture. For the six months ended June 30, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus amortization of stock based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. For AFFO purposes, we also exclude the income tax provision or benefit related to the gain or loss on sale of real estate, which is comparable to the NAREIT FFO treatment. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2019 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2019 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint venture, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.